  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-1 of Cyber App Solutions Corp. of our report dated March 18, 2021, relating to the audited balance sheets of Cyber App Solutions Corp. as of February 28, 2021, and the related statements of operations, changes in stockholder’s deficit and cash flows for the period from inception (February 19, 2021) to February 28, 2021.

/s/  Accell Audit & Compliance, P.A.

Tampa, Florida

March 24, 2021